                                                                 EXHIBIT 99.1


                          UNITED STATES DISTRICT COURT

                         CENTRAL DISTRICT OF CALIFORNIA

-------------------------------------------------------
                                                       |    CV-99-5666 LGB (CWx)
NATIONAL RURAL TELECOMMUNICATIONS COOPERATIVE,         |    [Related to case nos.: 99-8672 LGB;
                                                       |    00-368 LGB;  00-2117 LGB]
                           Plaintiff,                  |
                                                       |
           v.                                          |
                                                       |    ORDER DENYING DEFENDANTS' MOTION FOR PARTIAL SUMMARY
DIRECTV, INC., HUGHES                                  |    JUDGMENT DECLARING THAT PLAINTIFF'S RIGHT OF FIRST
COMMUNICATIONS GALAXY, INC. and                        |    REFUSAL DOES NOT INCLUDE RIGHTS TO (1) PROGRAMMING
DOES 1-10                                              |    SERVICES OR (2) MORE THAN 20 CHANNELS OF TRANSPONDER
                                                       |    CAPACITY
                                                       |
                          Defendants.                  |
                                                       |
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

I.       INTRODUCTION

         This case involves the interpretation of a DBS Distribution Agreement between Plaintiff, National Rural Telecommunications Cooperative ("NRTC"), and Defendants, Hughes Communications Galaxy, Inc. ("HCG") and DIRECTV, Inc. ("DIRECTV"). Defendants and counter-claimants bring the instant motion for partial summary judgment on their counterclaim for declaratory relief. Defendants seek an order declaring that Plaintiff's Right of First Refusal ("ROFR") does not include rights to programming services nor to more than twenty channels of transponder capacity.

II.      FACTS AND PROCEDURAL HISTORY

         A.       The Parties

         Plaintiff is the National Rural Telecommunications Cooperative ("NRTC"), which is composed of companies in the business of distributing direct broadcast satellite ("DBS") television service to rural Americans. Defendants Hughes Communications Galaxy, Inc. ("HCG") and DIRECTV, Inc. ("DIRECTV") are also in the DBS business, constructing and operating satellites and providing transponder capacity.

         B.       The 1992 DBS Distribution Agreement

         HCG, DIRECTV's predecessor in interest, negotiated the DBS Distribution Agreement ("Agreement") with the NRTC on April 10, 1992. See Exs. in Supp. of Jt. Opp'n to DIRECTV's Mot. for Partial Sum. J., Ex. A ("Jt. Opp'n Ex.").(1)
The Agreement outlines NRTC's right to market, sell, and distribute satellite television services and gives NRTC the opportunity to sell its distribution rights to its members and affiliates. See 1992 Agreement ss.ss. 1.01, 5.01(a), in Jt. Opp'n Ex. A at 11, 42. In the instant motion, the relevant terms and provisions of the Agreement include "DBS Distribution Services," "Transponder Capacity," "Programming Services," fee structure, and the "Right of First Refusal" (ROFR")

                  1.       DBS Distribution Services

         Section 2 of the Agreement, titled "The DBS Distribution Services" states

         The products and services to be provided under this Agreement (collectively, the "DBS Distribution Services") consist of the Transponder Capacity, TT&C Services, Ground Services, Subscriber Terminal Equipment Availability, Security Services and Programming Services, all as defined and as provided below.

--------
1        HCG assigned its rights and liabilities under the Agreement to DIRECTV in 1996, pursuant to a restructuring wherein DIRECTV Enterprises became a wholly owned subsidiary of Hughes and the entity solely responsible for implementing and operating Hughes' direct broadcasting satellite business. See Jt. Opp'n Ex. E at 502. In this Order, any reference to "DIRECTV" also refers to HCG.

1992 Agreement ss. 2, in Jt. Opp'n Ex. A at 21. NRTC was granted an exclusive right to distribute these services. See 1992 Agreement ss. 5.01(a), in Jt. Opp'n Ex. A at 35.

                  2.       Transponder Capacity

         The Agreement defines each of the DBS Distribution Services listed. 1992 Agreement ss.ss. 2.01-2.07, in Jt. Opp'n Ex. A at 14-20. The "Transponder Capacity" provision states,

         Prior to Satellite launch, HCG will designate sufficient Transponder capacity to distribute twenty (20) Program Channels to NRTC Subscribers, regardless of video compression rates that may be achieved for the DBS Distribution Services . . . The term "Transponder" means a specified set of components of the Satellite which, for a particular frequency band, receives, amplifies, translates frequency and retransmits radio signals. The term "Program Channel" means a single, digitally-compressed NTSC-source signal having the performance characteristics set forth in Exhibit 7.01.

1992 Agreement ss. 2.01, in Jt. Opp'n Ex. A at 14 (emphasis added). The parties dispute the amount of Transponder Capacity owed to NRTC by DIRECTV upon the trigger of the ROFR provision. In the instant motion, DIRECTV seeks a declaration that the ROFR obligates it to provide Transponder Capacity for no more than 20 program channels, as stated in ss. 2.01 of the Agreement.

                  3.       Programming Services

         "Programming Services" are defined as
         The term "Programming Service(s)" means HCG's provision of Cable Programming for transmission over the Transponder Capacity to NRTC subscribers. The term "Cable Programming" means a package of 20 program services selected from Exhibit 7.07 . . . .

1992 Agreement ss. 2.07, in Jt. Opp'n Ex. A at 17. The parties dispute the meaning of this provision. DIRECTV reads this provision to mean that DIRECTV will provide cable programming content to NRTC. See Defs.' Mem. of P. & A. in Supp. of Mot. ("Defs.' Mot.") at 13. NRTC places emphasis on the term "provision" and interprets the clause to mean that DIRECTV has an obligation to secure specific programming, but that the clause does not refer to the programming already being provided. See Pls.' Jt. Opp'n to DIRECTV's Mot. for Sum. J. ("Pls.' Jt. Opp'n") at 9.

         Although not included in the list of DBS Distribution Services, NRTC was also granted a non-exclusive right to market and sell "DIRECTV Programming" in addition to the exclusive right to distribute Programming Services. See 1992 Agreement ss. 5.02, in Jt. Opp'n Ex. A at 37. "DIRECTV Programming" is defined as "any video programming that HCG or its Affiliates has the right to distribute and that is transmitted over the 101(degree) Satellite(s)." Id.

                  4.       Fee Structure

         In return for the DBS Distribution Services, Section 3.06 of the Agreement obligates NRTC to pay a "NRTC Revenue Fee," which equals 2.8% of "gross revenue due to NRTC from Members or other persons or entities that is generated by NRTC's sale and/or provision of DBS Distribution Services . . . or any other services that utilize the Transponder Capacity to NRTC Subscribers or other consumers . . . ." 1992 Agreement ss. 3.06, in Jt. Opp'n Ex. A at 26. In
addition, NRTC agreed to pay a share of the fees charged to DIRECTV by content providers. See 1992 Agreement ss. 3.05, in Jt. Opp'n Ex. A at 26. DIRECTV has the right to suspend its delivery of DBS Distribution Services to any member or affiliate of the NRTC for failure to pay the agreed fees. See 1992 Agreement ss. 3.10(b), in Jt. Opp'n Ex. A at 29.

         Unlike the Revenue Fee NRTC has to pay for Programming Services, NRTC received a 5% fee of the gross receipts paid to DIRECTV for distributing "DIRECTV Programming." See 1992 Agreement ss. 5.02(b)(i), in Jt. Opp'n Ex. A at 44.

                  5.       Right of First Refusal ("ROFR")

         Section 15 of the Agreement outlines NRTC's "Right of First Refusal:
Successor Satellites:"

         HCG has advised NRTC that it may launch "Successor Satellite(s)" to the Satellite(s). If (1) HCG enters into an agreement to construct and launch a Successor Satellite to the Satellite; and (2) NRTC is in compliance with all material terms hereunder; then NRTC shall have a right of first refusal (the "Successor ROFR") to have HCG provide DBS Distribution Services (excluding Programming Services) in substantially the same form as they are provided hereunder.

1992 Agreement ss. 15.01, in Jt. Opp'n Ex. A at 77. The "Terms of Successor ROFR" reiterate that "[t]he Successor Notice shall provide NRTC the right to have HCG provide all of the DBS Distribution Services (excluding Programming Services)." 1992 Agreementss.15.02, in Jt. Opp'n Ex. A at 77. Section 15 also states that under the ROFR, "[t]he price and terms shall be determined by HCG in its sole discretion but any provision for an NRTC Revenue Fee shall not exceed the price provided in Section 3.06" ("Revenue Fee cap"). 1992 Agreement ss. 15.02, in Jt. Opp'n Ex. A at 78.

         The parties dispute the significance of the phrase "excluding Programming Services" in the "ROFR" provision. DIRECTV understands the exclusion to mean that it is not obligated to provide NRTC with any programming upon the exercise of the ROFR because "none of the DBS Distribution Services to which NRTC does have successor rights involve or obligate DIRECTV to provide NRTC with programming." Defs.' Mot. at 13. DIRECTV argues that "[i]f NRTC exercises its right of first refusal, it must secure its own programming." Id. In contrast, NRTC argues that the exclusion meant to "relieve DIRECTV of any obligation to obtain specific programming contracts, as DIRECTV was required to do before the venture started," but that it allows NRTC to continue receiving the services in the same form as DIRECTV would be providing them at the time of the exercise of the ROFR. Pls.' Jt. Opp'n at 9. NRTC further claims that the common understanding during the drafting of the ROFR was that the phrase, "in substantially the same form," referred to NRTC's right to continue to distribute DIRECTV's available programming into the renewal period. See id. at 12-14.

         C.       The 1994 Amendment

         In 1994, the parties signed a Letter Amendment ("Amendment") to the 1992 DBS Distribution Agreement. NRTC claims that the impetus for the Amendment was DIRECTV's need to secure NRTC's continued participation after DIRECTV failed to provide the rights to premium programming it had agreed to provide as a component of "Programming Services" in the 1992 Agreement. DIRECTV's failure to secure certain rights gave NRTC the right to terminate the 1992 Agreement and obtain a refund. See Ramo Dep. in Deps. & Decls. in Supp. of Jt. Opp'n to DIRECTV's Mot. for Partial Sum. J. ("Jt. Opp'n Ex."), Ex. 7 at 133-35.

         The Amendment "sets forth the terms and conditions of the revised business relationship between NRTC and HCG" but states that "[c]apitalized terms not defined herein have the meanings given them in the Agreement." 1994 Amendment, in Jt. Opp'n Ex. B at 439.

         First, the Amendment revised the definition of "Programming Services" to read

         The Programming Services defined in section 2.07 of the Agreement shall become the twenty-two (22) channels of programming services listed on
         Exhibit A hereto . . . . If HCG acquires the rights, in its sole discretion, to distribute HBO, Showtime, The Movie Channel or Cinemax, NRTC shall have the option, in its sole discretion, to substitute such programming for any one the services listed in Exhibit A on a service by service basis.

1994 Amendment P. 1, in Jt. Opp'n Ex. B at 439. NRTC argues that this clause amends "Programming Services" from 20 channels to 22 channels, and since Programming Services are transmitted over the Transponder Capacity, the amount of Transponder Capacity owed under the "ROFR" was also increased. See Pls.' Jt. Opp'n at 26-27.

         Second, the Amendment adds a provision titled "Exclusive Distributor" that states (a) NRTC shall become the exclusive direct-to-home distributor . . . to the Committed Member Residences of, and shall retain all subscriber revenues ("NRTC Revenues") from: All video, audio, data packages, "a la carte" programming services and other services which are transmitted over the HCG Frequencies for which HCG has the distribution and/or transmittal rights in non-NRTC Territories and to Non-Committed Member Residences . . . and to the extent HCG has such rights to distribute and/or transmit to Committed Member Residences (collectively "NRTC Programming Services").

1994 Amendment P. 2, in Jt. Opp'n Ex. B at 439. NRTC argues that this provision establishes a new entitlement to a different set of programming, called "NRTC Programming Services," which were intended to be one of the DBS Distribution Services included in the "ROFR." See Pls.' Jt. Opp'n at 22.

         Third, the 1994 Amendment also establishes the "NRTC Programming Services Cost." 1994 Amendment P. 3, in Jt. Opp'n Ex. B at 441. The Amendment states:

         With respect to standard services [listed as a subset of NRTC Programming Services], NRTC shall pay HCG, the NRTC Revenue Fee described in Section 3.06 of the Agreement, provided that the NRTC Revenue Fee shall be (1) increased from 2.8% to 5.0%, (2) become payable monthly, beginning at the Service Commencement Date, and (3) be calculated on billed NRTC Revenues.

Id. at P. 3 (I) (c).

         D.       The Partial Summary Judgment Motion

         DIRECTV brings the instant motion for partial summary judgment on its counterclaim for declaratory relief. DIRECTV seeks an order declaring that NRTC's ROFR does not include rights to programming services or to more than twenty channels of transponder capacity. NRTC opposes the motion on the grounds that (1) the ROFR only excludes "Programming Services," not all programming broadcast by DIRECTV; (2) the 1994 Amendment adds "NRTC Programming Services" as a DBS Distribution Service for which NRTC obtained exclusive distribution rights; (3) "NRTC Programming Services" are DBS Distribution Services and are included in the ROFR; and (4) the 1994 Amendment altered NRTC's rights from 20 channels to 22 channels of Transponder Capacity.(2)

III.     LEGAL STANDARDS

         A.       SUMMARY JUDGMENT STANDARD

         Rule 56 of the Federal Rules of Civil Procedure provides that a court shall grant a motion for summary judgment if "the pleadings, depositions, answers to interrogatories, and admissions on file, together with the affidavits, if any, show that there is no genuine issue as to any material fact and that the moving party is entitled to judgment as a matter of law." Fed. R. Civ. P. 56(c). Material facts are those that may affect the outcome of the case. See Anderson v. Liberty Lobby, Inc., 477 U.S. 242, 248 (1986). A dispute as to a material fact is genuine "if the evidence is such that a reasonable jury could return a verdict for the nonmoving party." Id.

         The moving party for summary judgment bears the initial burden of demonstrating the absence of a genuine issue of material fact for trail. See Celotex Corp. v. Catrett, 477 U.S. 317, 323 (1986). When the defendant is the moving party, summary judgment is appropriate if the plaintiff, or nonmoving party, fails to (1) produce evidence supporting the existence of all essential elements on which it bears the burden of proof; and (2) point to specific facts illustrating the existence of a genuine issue of material fact. See California Architectural Bldg. Prods., Inc. v. Franciscan Ceramics, Inc., 818 F.2d 1466, 1468 (9th Cir. 1987); Celotex Corp. v. Catrett, 477 U.S. 317, 322-23 (1986).
Rule 56(e) of the Federal Rules of Civil Procedure requires that the party opposing the summary judgement motion "set forth specific facts showing that there is a genuine issue for trial" in its opposition papers.

-----
2        NRTC also opposes the motion on the basis that the ROFR rights are not ripe for adjudication. The ROFR depends on the launch of a Successor Satellite. DIRECTV claims to have launched a Successor Satellite, DIRECTV -1R, on October 9, 1999. See Defs.' Mot. at 5. NRTC disputes that this satellite is a Successor Satellite within the meaning of the Agreement. See Pl.'s Reply to Counterclaim at P. 23. The dispute over the Successor Satellite illustrates the ripeness of the instant motion.

         B.       CALIFORNIA CONTRACT LAW

         California contract law establishes that "the fundamental goal of contractual interpretation is to give effect to the mutual intentions of the parties." Bank of the West v. Superior Court, 2 Cal. 4th 1254, 1264 (Cal. 1992). "The mutual intention to which the courts give effect is determined by objective manifestations of the parties' intent, including the words used in the agreement, as well as extrinsic evidence of such objective matters as the surrounding circumstances under which the parties negotiated or entered into the contract; the object, nature and subject matter of the contract; and the subsequent conduct of the parties." Morey v. Vanucci, 64 Cal. App. 4th 904, 912 (Cal. Ct. App. 1998).

         California courts begin their analysis of a contract with the contract language. "The language of a contract is to govern its interpretation, if the language is clear and explicit, and does not involve an absurdity." Cal. Civ. Code ss. 1638. The California Civil Code mandates that the "intention of the parties [] be ascertained from the writing alone, if possible" and from the review of the contract as a whole. Id. at ss.ss. 1636, 1641 ("The whole of a contract is to be taken together, so as to give effect to every part, if reasonably practicable, each clause helping to interpret the other."). "[T[he meaning of words . . . is to be determined not from a consideration of the words alone but from a reading of the entire contract." Sunset Securities Co. v. Coward McCann, Inc., 47 Cal.2d 907, 911 (Cal. 1957).

         The determination of whether a contract is ambiguous is a legal question to be decided by the court. See Airborne Freight Corp. v. McPherson, 427 F.2d 1283, 1285 (9th Cir. 1970). In making this determination where the parties dispute the meaning of contract terms, "the trial court must personally receive any proffered extrinsic evidence which is relevant to show whether the contract is reasonably susceptible of a particular meaning." Morey, 64 Cal. App. 4th at 912. In fact, "it is reversible error for a trial court to refuse to consider such extrinsic evidence on the basis of the trial court's own conclusion that the language of the contract appears to be clear and unambiguous on its face." Id. The purpose of considering such evidence is that "a latent ambiguity may be exposed by extrinsic evidence which reveals more than one possible meaning to which the language of the contract is yet reasonably susceptible." Id. Thus, "[e]xtrinsic evidence is [] admissible to interpret the language of a written agreement, as long as the such evidence is not used to give the instrument a meaning to which it is not reasonably susceptible." Id. "If the court finds after considering the evidence that the language of the contract is not reasonably susceptible of interpretation and is unambiguous, extrinsic evidence cannot be received for the purpose of varying the terms of the contract." Brobeck, Phleger, & Harrison v. Telex Corp., 602 F.2d 866, 871 (9th Cir. 1979). But, "`when two equally plausible interpretations of the language of a contact may be made . . . parole evidence is admissible to aid in interpreting the agreement, thereby presenting a question of fact which precludes summary judgment if the evidence is contradictory.'" WYDA Assocs. v. Merner, 42 Cal. App. 4th 1702, 1710 (Cal. Ct. App. 1996) quoting Walter E. Heller Western, Inc. v. Tecrim Corp., 196 Cal. App. 3d 149, 158 (Cal. Ct. App.
1987).

IV.      ANALYSIS

         A.       Rights to Programming Services

         DIRECTV requests an order declaring that NRTC's ROFR does not include "rights to Programming Services." See Defs.' Mot. at 2, 13 ("DIRECTV clearly has no obligation to provide programming services to NRTC with respect to the Successor Satellite. If NRTC exercises its right of first refusal, it must secure its own programming."). NRTC opposes this interpretation of the ROFR, arguing that the exclusion of "Programming Services" from the ROFR did not operate to exclude all programming, such that NRTC Programming Services are included in the ROFR. While DIRECTV asserts that "[n]o part of Section 15 [ROFR] was amended by the parties in 1994," NRTC proposes that the amendment of "Programming Services" and the creation of "NRTC Programming Services" affected and amended the terms of the ROFR. Defs.' Mot. at 6. Thus, NRTC asserts that the 1994 Amendment expanded the DBS Distribution Services included in Section 15 and obviated a need to directly amend the ROFR.

         The Court must (1) determine the scope of "DBS Distribution Services;"
(2) interpret the meaning of "Programming Services," and (3) decide whether, by the terms of the 1992 Agreement and the creation of "NRTC Programming Services" in the 1994 Amendment; DIRECTV became obligated to provide programming under the ROFR.
                  1.       Scope of "DBS Distribution Services"

         Pursuant to California contact law, the Court starts with an examination of the language in the disputed provisions of the 1992 Agreement, which include the definition of "DBS Programming Services." The language of the provision is as follows:

         The products and services provided under this Agreement (collectively, the "DBS Distribution Services") consist of Transponder Capacity, TT&C Services, Ground Services, Subscriber Terminal Equipment Availability, Security Services and Programming Services, all as defined and as provided below.

1992 Agreement ss. 2, in Jt. Opp'n Ex. A at 21.

         Based on the plain meaning of the language, DIRECTV argues that the definition limits DBS Distribution Services to the six listed services. By extension, DIRECTV asserts that ROFR's inclusion of DBS Distribution Services means that upon exercising the ROFR, NRTC will be entitled only to those services, minus the "Programming Services" explicitly excluded by the ROFR provision. See 1992 Agreement ss. 15.01, in Jt. Opp'n Ex. A at 77.

         NRTC asserts that the construction of the sentence and the manner in which other terms are defined in the 1992 Agreement countenance against such an interpretation, such that the ROFR can include services not expressly listed in the definition of "DBS Distribution Services." NRTC argues that the placement of the parenthetical "(collectively, the `DBS Distribution Services')" after the phrase, "the products and services to be provided under this Agreement," suggests that DBS Distribution Services were intended to include a broader class of services than the six following the parenthetical. See Jt. Opp'n at 20. NRTC proposes that the parenthetical would have been placed at the end of the sentence if the parties had meant to limit the number to the six services listed. See id.

         Comparing this provision to other defined terms in the 1992 Agreement, NRTC argues that the parties would have used a different construction if they had wished to limit the services. Using the construction found in other defined terms, NRTC argues that the definition would have read: "The term `DBS Distribution Services' means . . ." See id. at 21; see also 1992 Agreement ss.ss. 2.03, 8.04(a) in Jt. Opp'n Ex. A at 22, 59.

         Having reviewed these other provisions and NRTC's argument regarding sentence construction, the Court disagrees with NRTC's interpretation of the language. The construction of section 2 is not so distinctively different from the exemplary provisions as to warrant broader interpretation. Even though the parties dispute the exclusivity communicated by the words "consist of," the combination of their use of that phrase, the construction of section 2, and its conclusion with the phrase, "all as defined and as provided below," unambiguously indicates to the Court that "DBS Distribution Services" were limited to the six services listed. 1992 Agreement ss. 2, in Jt. Opp'n Ex. A at 21 (emphasis added).

         The Court finds the language defining "DBS Distribution Services" in the 1992 Agreement unambiguous in its meaning that the products and services included in the term were exclusively limited to the six services listed. Having considered NRTC's evidence, the Court finds that the provision is not susceptible to the meaning proposed by NRTC. Thus, the exclusion of "Programming Services" from the DBS Distribution Services included in the ROFR meant that, in 1992, the ROFR released DIRECTV from its obligation to provide programming. Thus, without the 1994 Amendment, DIRECTV would have been entitled to summary judgement declaring that the ROFR does not include rights to programming. However, the intention of the parties must be determined from the reading of the entire contract, including the 1994 Amendment. See Sunset Securities Co., 47 Cal. 2d at 911. Thus to determine the affect of the exclusion of "Programming Services" from the ROFR, the Court addresses its meaning of "Programming Services" and the effect of the 1994 Amendment.

                  2.       "Programming Services" Interpreted

         DIRECTV argues that the exclusion of "Programming Services" from the ROFR means DIRECTV is not obligated to provide NRTC with programming under that provision. DIRECTV relies on the plain meaning of the 1992 Agreement.(3) The 1992 Agreement defines "Programming Services" as: "The term `Programming Service(s)' means HCG's provision of Cable Programming for transmission over the Transponder Capacity to NRTC subscribers." 1992 Agreementss.2.07, in Jt. Opp'n Ex. A at 17. The 1994 Amendment directly amends "Programming Services" as follows: "The Programming Services defined in section 2.07 of the Agreement shall become the twenty-two (22) channels of programming services listed on
Exhibit A hereto . . . ." 1994 Amendment P. 1, in Jt. Opp'n Ex. B at 439.

------
3        DIRECTV maintains that pursuant to section 4.06(b) DIRECTV "has no obligation to continue to provide Programming Services over the original satellite, much less on a Successor Satellite." Defs.' Mem. of P. & A. in Supp. of Mot. at 13, fn. 6. The section provides that DIRECTV will provide Programming Services until the termination, expiration, or cancellation of the Programming Agreement, which is the agreement by which DIRECTV obtains rights to the programming it then distributes to NRTC. See 1992 Agreement ss. 4.06(b), in Jt. Opp'n Ex. A at 34. The section grants DIRECTV "sole discretion" in deciding whether to seek renewal of such Programming Agreements, but also allows NRTC to seek renewal rights separately. Id. The Court finds that section 4.06 is not necessarily inconsistent with NRTC's interpretation of its rights. A plausible interpretation is that NRTC would continue to receive programming from DIRECTV upon exercise of the ROFR, until DIRECTV's Programming Agreements are canceled, terminate or expire. See Brobeck, Phleger & Harrison, 602 F.2d at 872 ("We seek to interpret the contract in a manner that makes the contract internally consistent.").

         "Programming Services" are excluded from the ROFR. See 1992 Agreement ss. 15.01, in Jt. Opp'n Ex. A at 77. Section 15.01 states:

         [T]hen NRTC shall have a right of first refusal (the "Successor ROFR") to have HCG provide DBS Distribution Services (excluding Programming Services) in substantially the same form as they are provided hereunder.

Id. Since this exclusion is at the core of the parties' disagreement about DIRECTV's obligation to provide programming upon the exercise of the ROFR, the parties dispute what is actually excluded by the term "Programming Services."

         NRTC argues that the parties meant the term "Programming Services" to refer to DIRECTV's obligation to secure specified programming, rather than referring to all programming. See Pls. `Jt. Opp'n at 6, 9. NRTC concludes that the term "Programming Services" does not include the programming itself and, therefore, its exclusion from the ROFR does not mean that programming is excluded from the ROFR altogether. See id. ("Thus, when excluding `Programming Services' from the ROFR, the parties meant to do nothing more than to relieve DIRECTV of any obligation to obtain specific programming contracts, and DIRECTV was required to do before the venture started."). Rather, NRTC asserts that, in 1992, DIRECTV wanted to free itself of the obligation to secure specific programming agreements upon the trigger of the ROFR. Accordingly, upon the ROFR, DIRECTV would be obliged only to provide transponder capacity for which NRTC could then select programming from DIRECTV or some other source. After 1994, the trigger of the ROFR would mean that NRTC could choose to fill its transponder capacity with "NRTC Programming Services" or with programming from an independent source, but DIRECTV would not be obligated to provide specific programming.(4)

-----
4 Bob Phillips, NRTC's negotiator, explains the arrangements under the 1992 Agreement and the 1994 Amendment as follows:

         If there had been no 1994 revised business arrangement, at the end of the initial term in 1992, going forward under the ROFR, NRTC would have gotten its own programming services for the 20 channels. DIRECTV would have gotten its own election of whatever programming services it was going to get on the 27 frequencies, and NRTC would have had the right to those on a nonexclusive basis.

         In 1994, NRTC under the ROFR would have gotten its own 22 channels of programming services, and DIRECTV would have delivered to NRTC the NRTC Programming Services, that HCG elected to get, whatever those were, on the 27 HCG frequencies.

Phillips Dep. at 146 in Pls.' Deps. & Decls., Ex. 6; see also Dorran Dep. at 77 in Pls.' Deps. & Decls. Ex. 3.

         DIRECTV opposes this interpretation, arguing that "Programming Services" is defined as and includes actual programming. See Defs.' Reply at 10, fn. 7.

         Based solely on the interaction of the 1992 definition and the 1994 amendment of "Programming Services," it appears that the term unambiguously includes the programming itself. However, the extrinsic evidence provided by NRTC reveals an equally plausible interpretation of the term. See Morey, 64 Cal.App. 4th at 912 ("it is reversible error for a trial court to refuse to consider such extrinsic evidence on the basis of the trial court's own conclusion that the language of the contract appears to be clear and unambiguous on its face.").

         First, it is notable that the 1992 definition includes the word "provision." The fact that the Amendment states that "Programming Services" are "twenty-two (22) channels of programming" (rather than "the provision of twenty-two (22) channels") does not detract from the parties' choice of the word "provision" in the initial draft. In fact, the amendment's addition of specific programming, mentioned in paragraph one and listed on Exhibit A thereto, supports NRTC's interpretation of DIRECTV's obligations under "Programming Services" and the release of those obligations upon the ROFR.

         Second, deposition testimony supplies further support for NRTC's version of the parties' intentions. The language is susceptible to the meaning propounded by the deposition testimony presented by NRTC. Some of the testimony addresses DIRECTV's obligation to provide specific channels and a specific amount of transponder capacity. See Ramo Dep. at 37-38 in Pls.' Deps. & Decls. in Support of Jt. Opp'n ("Pls.' Deps. & Decls."), Ex. 7. For instance, the testimony of James Ramo, a negotiator on behalf of DIRECTV, identified DIRECTV's acquisition of programming as the core of its obligations under "Programming Services." See id. at 109-110 ("Q. And the most important aspect of what HCG is providing in the Programming Services is actually going out there and getting specific cable programming? A. The acquisition of specific programming channels."). Ramo also testified that his understanding of the "essence" of the exclusion of "Programming Services" from the ROFR meant the release of DIRECTV's obligation to secure specific programming:

         Q. Did you believe the language in the ROFR excluding, capital P Programming, capital S Services, to be in essence HCG's statement that it would not during the ROFR have an obligation to go out and find specific programming for NRTC?

         A. Right.  That they would have the obligation to do that themselves.

Ramo Dep. at 211 in Pls.' Deps. & Decls., Ex. 7.

         Furthermore, the deposition testimony of Bob Phillips, a negotiator on behalf of NRTC, states that the exclusion of "Programming Services" meant the exclusion of DIRECTV's obligation to secure specific programming agreements for specific programming channels but did not exclude DIRECTV's obligation to continue to provide services in the same form as already provided at the exercise of the ROFR. Phillips explains:

        Q. What obligation did you understand DIRECTV had to provide any programming services, if the right of first refusal was exercised?

        . . .

         A. Okay. As of the 1992 -- in other words, my understanding prior to the 1994 amendment about that would have been that DIRECTV would have not been obligated to go and get specific programming agreements; that we would direct or list or identify to them that NRTC would be free to go and get its own programming agreement . . . But the reason that's in there is because, again, Mr. Ramo specifically did not want to be obligated to go out and get programming from the specific list . . . Ant that's why it said excluding programming. Under the 1992 agreement DIRECTV would have still provided NRTC with programming, it would have been nonexclusive programming that would have been offered. They were obliged to deliver to us only what they chose to go and get. They weren't obligated to do any specific exclusive or nonexclusive programming in the right of first refusal. That's my understanding in 1992. In 1994, DIRECTV was not obligated to go and obtain programming agreements for the 22, revised from 20 to 22, core programming services. That was left to NRTC. But DIRECTV was obligated as part of the DBS distribution services, the delivery of business in substantially the same form, if you will, to deliver to us whatever programming they put on the 27 HCG frequencies, data, video, programming, whatever, on an exclusive basis. [The exclusion of programming services meant] [t]he obligation to provide the NRTC with specific programming services, that was all that was meant to be excluded by those words.

Phillips Dep. at 102-03 in Pls.' Deps. & Decls., Ex. 6; see also Phillips Dep. at 145, 196-97, 601 ("It's the obligation for HCG to go and get a specific list of programming services."); Dorran Dep. at 73 in Pls.' Deps. & Decls., Ex. 3 ("[DIRECTV] did not have that obligation to contract for programming under the -- under the ROFR.").

         The deposition testimony of the parties' negotiators reveals that the meaning of the term "Programming Services," its exclusion from the ROFR, and the use of the phrase "in substantially the same form as they are provided hereunder," may have been intended to relieve DIRECTV of its obligation to obtain specific programming contracts but not to release DIRECTV from continuing to provide programming altogether. See 1992 Agreement ss.15.01, in Jt. Opp'n Ex. A at 77. Thus, the Court finds that the interpretation proposed by NRTC does not lead to an absurdity, but rather that the contract is susceptible to the proposed meaning. Depending on the resolution of the meaning of "Programming Services," DIRECTV may be obligated to provide programming to NRTC upon the exercise of the ROFR. Thus, this question of fact precludes summary judgement.

                  3.       Affect of 1994 Amendment and "NRTC Programming
                           Services"

         As an alternative ground for denial of summary judgement, NRTC argues that the DBS Distribution Services included in the ROFR were expanded by the 1994 Amendment. The 1994 Amendment added a new service, called "NRTC Programming Services," to the 1992 Agreement. The service is defined as:

         (a) NRTC shall become the exclusive direct-to-home distributor . . . to the Committed Member Residences of, and shall retain all subscriber revenues ("NRTC Revenues") from: All video, audio, data packages, "a la carte" programming services and other services which are transmitted over the HCG Frequencies for which HCG has the distribution and/or transmittal rights in non-NRTC Territories and to Non-Committed Member Residences . . . and to the extent HCG has such rights to distribute and/or transmit to Committed Member Residences (collectively, "NRTC Programming Services").

1994 Amendment P. 2, in Jt. Opp'n Ex. B at 439. NRTC argues that this provision establishes a new entitlement to a different category of programming, called "NRTC Programming Services," which is separate from "Programming Services" and "DIRECTV Programming." See Pls.' Jt. Opp'n at 22. The term "DBS Distribution Services" was not directly amended by the 1994 Amendment. Nevertheless, based on the exclusivity of the rights granted to and the terms of payment for "NRTC Programming Services," NRTC maintains that the new category was intended to be an addition to DBS Distribution Services. See id. Thus, since "NRTC Programming Services" are a part of DBS Distribution Services, but distinct from "Programming Services," NRTC maintains that "NRTC Programming Services" are included in the ROFR, making DIRECTV obligated to provide this programming upon NRTC's exercise of the ROFR. See id.

         DIRECTV argues that NRTC has no right to continue receiving programming after the termination of the Agreement. DIRECTV opposes NRTC's interpretation because the 1994 Amendment does not explicitly change the definition of "DBS Distribution Services." DIRECTV relies on the fact that the opening paragraph of the Amendment states that "[c]apitalized terms not defined herein have the meanings given them in the Agreement." 1994 Amendment, in Jt. Opp'n Ex. B at 439.

         The Court agrees that the 1994 Amendment is silent about "DBS Distribution Services," such that a reasonable inference is that the capitalized term was untouched by the Amendment and retained the meaning given it by the Agreement. Nevertheless, pursuant to California contract law, the Court must consider the extrinsic evidence proffered by NRTC in its attempt to show that "NRTC Programming Services" were meant to be "DBS Distribution Services."(5) See Morey, 64 Cal.App.4th at 912. NRTC's evidence illustrates two similarities between the other DBS Distribution Services and NRTC Programming Services: exclusivity and cost structure.(6)

-----
5        At the hearing, DIRECTV made two arguments on this Court's consideration of extrinsic evidence: (1) that the Court is impermissibly applying extrinsic evidence to language that does not exist in the 1994 Amendment; and (2) that the Court is using the extrinsic evidence to add, modify, and vary the terms. First, DIRECTV's motion has asked the Court to interpret two terms in the 1992 Agreement: "Programming Services" and "Transponder Capacity." "Accordingly, rational interpretation requires at least a preliminary consideration of all credible evidence offered to prove the intention of the parties." Pacific Gas & Electric Co. v. G.W. Thomas Drayage & Rigging, 69 Ca.2d 33, 39-40 (Cal. 1968). Pursuant to California contract law, the Court's responsibility is to "give effect to the mutual intentions of the parties." Bank of the West, 2 Cal. 4th at 1264. For this purpose, the Court must analyze the contract as a whole and consider the extrinsic evidence offered by NRTC. As a consequence, the interplay of all the terms included in either, or both, the 1992 Agreement and the 1994 Amendment becomes relevant to the determination of the parties' intentions. Therefore, the Court is not interpreting non-existent language; rather, it is approaching the language included in the 1992 Agreement with all the tools provided for its interpretation.

         Second, it is established law that while "extrinsic evidence is not admissible to add to, detract from, or vary the terms of a written contract, these terms must first be determined before it can be decided whether or not extrinsic evidence is being offered for a prohibited purpose." Pacific Gas & Electric Co., 69 Ca.2d at 39. The Court has not used the evidence to add to, modify, or vary the terms, as it has not ruled what the words conclusively mean. Rather, the Court has used the evidence to determine that the words alone do not reveal the parties' intentions because the words are susceptible to the meaning proposed by the extrinsic evidence. See id. ("The fact that the terms of an instrument appear clear to a judge does not preclude the possibility that the parties chose the language of the instrument to express different terms"). The Court has considered the evidence to decide whether these contract terms should proceed to a jury for interpretation and has decided that they should.

6        NRTC also offers deposition testimony from Hamant Patel, DIRECTV's manager of business affairs, stating that the 1994 Amendment amended provisions in the 1992 Agreement without specific mention. See Patel Dep. at 304 in Additional Evidence in Opp'n to Mot. ("Additional Evidence"), Ex. 12. DIRECTV offers deposition testimony to the contrary. Roy Hefferman, NRTC's Senior Vice President, testified that his understanding of the 1994 Amendment was that it changed "very specific things from the `92 contract" and that the ROFR was one those things that remained the same. See Hefferman Dep. at 116-117 in Bladow Decl., Ex. C. This extrinsic evidence does not help to clarify the parties' intentions. "Where the interpretation of contractual language turns on a question of the credibility of conflicting extrinsic evidence, interpretation of the language is not solely a judicial function." Morey, 64 Cal.App.4th 904, 912-13. Therefore, the resolution of a conflict in extrinsic evidence properly admitted to interpret the agreement is a responsibility for the trier of fact. See id.

                  a.       Exclusivity and Cost Structure

         While the 1992 definition of "DBS Distribution Services" was limited to the six listed services, NRTC argues that the term broadened with the 1994 addition of "NRTC Programming Services." See Pls.' Jt. Opp'n at 21. When the 1994 Amendment is read in conjunction with the terms of the 1992 Agreement, two similarities emerge between "NRTC Programming Services" and other "DBS Distribution Services."

         First, like other DBS Programming Services, NRTC Programming Services are granted to NRTC on an exclusive basis. See 1992 Agreement ss. 5.01(a), in Jt. Opp'n Ex. A at 35; 1994 Amendment P. 2 , in Jt. Opp'n Ex. B at 440 ("NRTC
shall become the exclusive direct-to-home distributor . . . ."). Exclusivity is a material term because other non-DBS Distribution Services were granted to NRTC on a non-exclusive basis, i.e., "DIRECTV Programming." See 1992 Agreement ss. 5.02, in Jt. Opp'n Ex. A at 37.

         Second, pursuant to the 1994 Amendment, NRTC pays for NRTC Programming Services as part of the NRTC Revenue Fee, with an increase to reflect the expansion of services. Section 3.06 of the 1992 Agreement establishes that NRTC is to pay an "NRTC Revenue Fee" which is 2.8% of the "Gross NRTC Revenue." See 1992 Agreement ss. 3.06, in Jt. Opp'n Ex. A at 26. The Gross NRTC Revenue is generated from the sale of DBS Distribution Services or "any other services that utilize the Transponder Capacity to NRTC Subscribers and other consumers." Id. (emphasis added).

         The 1994 Amendment addresses ss. 3.06 in its discussion of the "NRTC Programming Services Cost." 1994 Amendment P. 3, in Jt. Opp'n Ex. B at 441. The Amendment states that NRTC will pay for NRTC Programming Services as part of the NRTC Revenue Fee, established in ss. 3.06, but the Fee will be increased to 5% and be calculated upon billed NRTC Revenues. See id.

         DIRECTV argues that the Amendment did not amend the NRTC Revenue Fee and the payment for NRTC Programming Revenues is not based on the NRTC Revenue Fee, but rather is based on the newly defined term "NRTC Revenues." See Defs.' Reply at 11.

         It is clear that NRTC "shall pay to HCG, the NRTC Revenue Fee described in Section 3.06 of the Agreement" for NRTC Programming Services. 1994 Amendment
P. 3, in Jt. Opp'n Ex. B at 441 (emphasis added). It is also evident that since NRTC Programming Services utilize transponder capacity, their fee meets the definition of "NRTC Revenue Fee." See 1992 Agreement ss. 3.06, in Jt. Opp'n Ex. A at 26 (the Gross NRTC Revenue is generated from the sale of DBS Distribution Services or "any other services that utilize the Transponder Capacity to NRTC Subscribers and other consumers.") (emphasis added). The fact that "NRTC Revenues" are calculated separately from revenues of other DBS Distribution Services and qualify for a higher percentage does not defeat their inclusion in the "NRTC Revenue Fee." The fee increase actually provides further support for the grouping of NRTC Programming Services in DBS Distribution Services because NRTC's fees could increase in exchange for expanding the programming provided. Thus, the payment structure for DBS Distribution Services and NRTC Programming Services sufficient similarities to present a question of fact.

         Thus, the Court recognizes that NRTC Programming Services share two characteristics with other DBS Distribution Services: exclusivity and cost structure. When the terms of "NRTC Programming Services" are compared with the terms of the other "DBS Distribution Services," it becomes plausible that the parties intended NRTC Programming Services to be DBS Distribution Services and, thereby, did not intend to exclude programming from NRTC's rights under the ROFR. The existence of two equally plausible definitions precludes summary judgment.

         B.       Rights to Transponder Capacity

         DIRECTV also seeks partial summary judgment declaring that NRTC's ROFR does not include rights to more than twenty single channels of Transponder Capacity. DIRECTV relies solely on the language of the 1992 Agreement, which reveals that "Transponder Capacity" means "sufficient Transponder capacity to distribute twenty (20) Program Channels to NRTC Subscribers." 1992 Agreement ss. 2.01, in Jt. Opp'n Ex. A at 14. NRTC argues that the combination of the 1992 Agreement and the 1994 Amendment reveals that the parties contemplated sufficient Transponder Capacity to transmit more than 20 single channels of programming.

         Transponder Capacity is one of the DBS Distribution Services included in the ROFR. See 1992 Agreement ss. 15.01, in Jt. Opp'n Ex. A at 77. Thus, the question is not whether NRTC will be entitled to any Transponder Capacity; rather, it is the amount of Transponder Capacity available in the renewal period that is disputed.

         The 1994 Amendment did not expressly amend the definition of "Transponder Capacity." However, NRTC argues that the amendment of the "Programming Services" term implicitly amended the amount of transponder capacity. The 1992 Agreement states that "Programming Services" means DIRECTV's provision of "Cable Programming" for transmission over the Transponder Capacity and "Cable Programming" means a package of 20 program services. 1992
Agreement ss. 2.07, in Jt. Opp'n Ex. A at 17. The 1994 Amendment revised the definition of "Programming Services" to "become the twenty-two (22) channels of programming services . . . ." 1994 Amendment P. 1, in Jt. Opp'n Ex. B at 439.
NRTC argues "[b]y increasing the content of `Programming Services,' by definition the `Transponder Capacity' was commensurately increased." Pls.' Jt. Opp'n at 27. Thus, the issue posed by NRTC's opposition to this motion is whether the increase in channels in the amendment to "Programming Services" implicitly increased the amount of transponder capacity allotted to NRTC for the ROFR. See Jt. Opp'n at 26-27.

         NRTC wishes to define the amount of Transponder Capacity required under the ROFR with the definition of "Programming Services." See Defs.' Reply at 15. "Programming Services," however, are excluded from the DBS Distribution Services offered in the ROFR. Thus, NRTC is attempting to define the amount of Transponder Capacity under the ROFR with a term explicitly excluded from the ROFR.(7) See id. At first glance, NRTC's interpretation appears circular. However, further analysis of the extrinsic evidence that the Court must consider reveals the plausibility of NRTC's argument. See Morey, 64 Cal.App. 4th at 912.

-----
7        DIRECTV argues that the "Transponder Capacity Fee," defined as "the fee for the provision of the Transponder Capacity" was not redefined in the 1994 Amendment in order to compensate for the alleged increase in Transponder Capacity through the amendment of "Programming Services." See Defs.' Reply at 15; see also 1992 Agreement ss. 3.01, in Jt. Opp'n Ex. A at 21. In fact, section
3.01 reiterates, "NRTC shall have no obligation . . . to provide more than twenty (20) Program Channels . . . " Id. The Court recognizes the inconsistency highlighted by DIRECTV. Nevertheless, the parties' evidence illustrates that two equally plausible interpretations of the language of the contract can be made. Neither party sufficiently explains the inconsistencies posed by each interpretation. The inconsistencies make it impossible for the Court to state with confidence what the parties intended in 1992 and in 1994.

         The argument that "Transponder Capacity" was not redefined by the 1994 Amendment makes the contract internally inconsistent. For instance, if "Programming Services" were amended to 22 channels of programming services, but the amount of Transponder Capacity allotted to NRTC for the transmission of those services remained only at a 20-channel capability, how were the additional two channels to be transmitted? On the one hand, if the amount of Transponder Capacity remained unchanged, the two additional channels would have to be read out of the amendment. On the other hand, if the additional two channels were intended for transmission over Transponder Capacity, the parties must have intended and understood that the amount of Transponder Capacity had to commensurately increase.(8) This inconsistency is not resolved by the fact that the 1994 Amendment begins with the statement: "Capitalized terms not defined herein have the meanings given them in the Agreement." 1994 Amendment, in Jt. Opp'n Ex. B at 439. "Transponder Capacity" is not a capitalized term in paragraph 1 of the Amendment. See id. at P. 1.

         This Court must strive to read the contract in an internally consistent manner. See Brobeck, Phleger & Harrison, 602 F.2d at 872 ("We seek to interpret the contract in a manner that makes the contract internally consistent."). The Court cannot do so on the basis of DIRECTV's proposed interpretation.

         Moreover, NRTC has also provided extrinsic evidence of the parties' intentions to support its interpretation of the "Transponder Capacity" term. Hamant Patel, DIRECTV's manager of business affairs, participated in the negotiation of the 1994 Amendment and, thereafter, made handwritten and typed changes to the 1992 Agreement pursuant to his understanding of the affect of the 1994 Amendment. See Patel Dep. at 30-31, in Pls.' Additional Evidence, Ex. 12; see also Ex. P. Patel made changes to section 2.01 of the 1992 Agreement, the definition of "Transponder Capacity," so that it would read: "HCG will designate sufficient Transponder Capacity to distribute twenty-two (22) Program Channels .
 . . ." See Pls.' Additional Evidence, Ex. P at 19. Patel testified that he made the changes on the basis of the 1994 negotiation. See Patel Dep. at 255 in Pls.' Additional Evidence, Ex. 12. The evidence implies that DIRECTV may have also understood that the 1994 Amendment implicitly amended the 1992 definition of "Transponder Capacity" and, by extension, amended the meaning of "Transponder Capacity" in the ROFR provision.

         There is a question of fact as to whether the parties intended the 1994 Amendment to implicitly increase the amount of Transponder Capacity due to NRTC under the ROFR. Although NRTC proposes other bases for denying summary judgment on this matter, the Court finds that this dispute alone sufficiently illustrates that there exists a genuine issue of material fact as to the amount of Transponder Capacity DIRECTV is obligated to provide under the ROFR. Therefore, summary judgment is denied.

-----
8        DIRECTV argues that Transponder Capacity was not defined in terms of
"Programming Channels," but in terms of "Programming Services." See Defs.' Reply at 15. However, this argument does not resolve the inconsistency because "Programming Services" are themselves defined in regard to channels. See 1994 AmendmentP. 1, in Jt. Opp'n Ex. B at 439 ("The Programming Services defined in section 2.07 of the Agreement shall become the twenty-two (22) channels of programming services . . . .") (emphasis added)

V.       CONCLUSION

         For the foregoing reasons, Defendants' motion for summary judgment is DENIED.





         IT IS SO ORDERED.



DATED:  January 31, 2001                       /s/ Lourdes G. Baird
        ------------------                     -----------------------------
                                               LOURDES G. BAIRD

                                               United States District Judge